UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 8, 2010

                       SECURITY DEVICES INTERNATIONAL INC.
                       -----------------------------------
             (Exact name of Registrant as specified in its charter)


     Delaware                             None                   Applied For
----------------------------      ---------------------      -------------------
(State or other jurisdiction      (Commission File No.)        (IRS Employer
of incorporation)                                            Identification No.)

          2171 Avenue Road, Suite 103, Toronto, Ontario Canada M5M 4B4
                   -----------------------------------------
          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:    (416) 787-1871
                                                       --------------

                                       N/A
                       ----------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 5.02   Departure of Directors or Principal Officers, Election of Directors,
            Appointment of Principal Officers.


      On June 8, 2010 the Company appointed Harry Walters and Patrick Bryan to be directors of the Company.

      Harry Walters, since 2000, has been a principal in the Lafayette Equity Fund, a $12 million Washington, DC-based venture capital fund investing in emerging growth technology companies. Since 2000, Mr. Walters has also been an independent consultant to the financial industry.

      Mr. Walters, a graduate of the United States Military Academy at West Point, served as the Administrator of Veterans Affairs, reporting to President Ronald Reagan, from 1983 to 1986, where he managed a 30 Billion dollar budget and 225,000 employees.

      From 1986 to 1993 Mr. Walters was President and CEO of Great Lakes Carbon Corporation, an $800 million international manufacturer of carbon based and artificial graphite industrial products.

      In April of 1991, Mr. Walters was asked by the White House to assume the duties of President and CEO of the Desert Storm Homecoming Foundation. From 2001 to 2003, Mr. Walters participated as commissioner and a co-chair on the President's Task Force to Improve Healthcare for American Veterans.

      Mr. Walters has received numerous awards including two Distinguished Service Awards from the Department of Defense and the James E. Van Zandt Citizenship award from the Veterans of Foreign Wars.

      Patrick Bryan, since 2009, has been an independent consultant in the international trade area. Prior to that time, Mr. Bryan was the Chief Executive Officer (2004-2008), and later a consultant (2009), to Land Warfare Resources Corporation, a firm holding the technology for a new type of military assault rifle.

      Mr. Bryan was a Michigan Entrepreneur of the Year finalist (1995) as founder of Global Reinsurance Corporation. He was named President/COO of Blue Cross, Blue Shield of Ohio at 35, the youngest ever plan president at the time. He was designated "High Potential Manager" at General Electric Company 1983, GE's most prestigious management honor. Mr. Bryan received the United States Army Commendation Medal, served four years active duty, was a unit commander for two years and lead a software development team at Computer Systems Command that coordinated NATO wide systems changes ahead of schedule and under budget. Mr. Bryan received an Honorable Discharge and became Captain in the Army Reserves in 1975.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   June 9, 2010                SECURITY DEVICES INTERNATIONAL, INC.


                                    By:  /s/ Gregory Sullivan
                                         --------------------------------------
                                         Gregory Sullivan, President












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